UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HYPERSOLAR, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-164708	26-4298300
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

93-B Castilian Dr., Santa Barbara, CA 93117
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be registered:	each class is to be registered
None	None:

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of class)

Item 1.	Description of Registrant's Securities to be Registered.

Hypersolar, Inc. hereby incorporates by reference herein the description of its common stock, par value $0.001 per share appearing under the caption “Description of Securities” contained in the Registrant’s registration statement on Form S-1 filed with the Securities and Exchange Commission on May 19, 2010, as amended.

Item 2.	Exhibits.

The registrant hereby incorporates by reference herein the following exhibits:

Exhibit Number	Description

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 from the Registration Statement on Form S-1 filed on February 5, 2010)

3.2	Certificate of Amendment of Articles of Incorporation (incorporated by reference to Exhibit 3.2 from the Registration Statement on Form S-1 filed on February 5, 2010)

3.3	Bylaws (incorporated by reference to Exhibit 3.4 from the Registration Statement on Form S-1 filed on February 5, 2010)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HYPERSOLAR, INC.

Date: June 14, 2011	By:	/s/ Timothy Young
Timothy Young Chief Executive Officer

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